Exhibit 99.2


                        Whole Living, Inc.


                 CERTIFICATION OF PERIODIC REPORT
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      18 U.S.C. Section 1350

     I, Jeffrey R. Brudos, Chief Financial Officer of Whole Living, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350, that:

(1) the annual report on Form 10-KSB of the Company for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: April 4, 2003
                             /s/ Jeffrey R. Brudos
                             ____________________________________
                             Jeffrey R. Brudos
                             Chief Financial Officer